Third Amendment to the
Questar Corporation Deferred Compensation Wrap Plan
(as Amended and Restated October 28, 2008)

THIS THIRD AMENDMENT TO THE QUESTAR CORPORATION DEFERRED COMPENSATION WRAP PLAN (this “Third Amendment”), is adopted by Questar Corporation, a Utah corporation (the “Company”) as of the date executed below. Capitalized terms used but not otherwise defined herein will have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Questar Corporation Deferred Compensation Wrap Plan, as amended and restated effective October 28, 2008 (the “Plan”);

WHEREAS, pursuant to Article 9 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended, effective as of January 1, 2014, as follows:

1.Section 2.4A of the Plan is hereby added to the Plan as follows:

2.4A    “Annual Additions Limit” means the collective annual limit on employer and employee contributions that may be contributed to a tax-qualified retirement plan, as specified in Section 415(c) of the Code and updated from time to time.
2.Section 2.22 of the Plan is hereby amended in its entirety as follows:

2.22    “Investment Plan” means the Questar Corporation 401(k) Retirement Income Plan, as amended from time to time, or any successor plan.
3.Section 2.26A of the Plan is hereby added to the Plan as follows:
2.26A    “Nonelective Contributions” means Employer contribution amounts credited to Participants under the 401(k) Supplemental Program.
4.Section 3.2 of the Plan is hereby amended in its entirety as follows:

3.2    Enrollment.
(a)    Nonelective Contributions under the 401(k) Supplemental Program. Each new Eligible Employee will become immediately enrolled in the 401(k) Supplemental Program for purposes of eligibility to receive any Nonelective Contributions as provided under Section 4.2 of such Program. An Eligible Employee is not permitted to opt out of enrollment and participation in this portion of the 401(k) Supplemental Plan.
(b)    Commencement of Deferrals. Except as provided below with regard to automatic enrollment in Deferral Contributions under the 401(k) Supplemental Program, each new Eligible Employee who wishes to make Deferral Contributions must timely complete, execute, and return to the Committee such election forms or other enrollment materials as the Committee requires. Such enrollment requirements must be completed:

(i)     in the case of an Eligible Employee who first becomes eligible to participate as of the first day of a Plan Year, on or prior to December 31st of the prior Plan Year or such other earlier date as the Committee establishes in is sole and absolute discretion.
(ii)    in the case of an Eligible Employee who first becomes eligible to participate after the first day of a Plan Year, within thirty (30) days after the date the Eligible Employee first becomes eligible to participate, or such other earlier date as the Committee establishes in its sole and absolute discretion.
If an Eligible Employee fails to timely complete the election forms or other enrollment materials, the Eligible Employee will be automatically enrolled in Deferral Contributions under the 401(k) Supplemental Program in accordance with the deemed deferral elections set forth in Section 4, but will not be enrolled in the Deferred Compensation Program until the first day of the first Plan Year beginning after the date he or she completes and returns the enrollment materials to the Committee.
5.Section 4.1(a) of the Plan is hereby amended in its entirety as follows:

(a)    First Year of Plan Participation. In connection with a Participant’s enrollment in the Plan pursuant to Section 3.2, the Participant will make the following elections:
(i)    Time and Form of Payment of Account under 401(k) Supplemental Program. In connection with enrollment under the 401(k) Supplemental Program, the Participant must make an irrevocable election as to the time and form of payment of all amounts credited to his or her Account Balance under such Program from the options available under Section 6 below. Such election is irrevocable and will apply to the Participant’s entire Account Balance under this Program, including all amounts credited in subsequent Plan Years and any related earnings. If the Participant fails to make an election as to the time and form of payment, or if the Participant’s election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant will be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (A) Separation From Service, (B) Disability, or (C) death.
(ii)    Automatic Deferral Election under 401(k) Supplemental Program. In connection with enrollment under the 401(k) Supplemental Program, the Participant will be deemed to have elected to make the Deferral Contributions permitted under the 401(k) Supplemental Program unless the Participant affirmatively chooses not make such contributions by completing and returning the enrollment materials timely in accordance with Section 3.2. Any election (including deemed election) to make the Deferral Contributions will apply to Compensation in the year in which the Participant commences participation but only to Compensation to be paid with respect to services performed on or after his or her enrollment, except to the extent permissible under Code Section 409A and guidance thereunder. The election (including deemed election) to make the Deferral Contributions will continue to apply for all succeeding Plan Years unless and until revoked or modified pursuant to Section 4.1(b) below.
(iii) Deferred Compensation Program. If eligible to participate in the Deferred Compensation Program for the year in which the Participant commences participation under the Plan, the Participant may make an irrevocable election to make Deferral Contributions under the Deferred Compensation Program for such year. If the Participant so elects, the Participant must make an irrevocable election (from the options available under Section 6 below) as to the time and form of payment of any Deferral or Matching Contributions credited to his or her Account Balance under the Deferred Compensation Program for such year (including earnings thereon). If the Participant fails to make an election as to the time and form of payment, or if the Participant’s election does not meet the requirements of Code Section 409A and related Treasury guidance or regulations, the Participant will be deemed to have elected to receive a lump sum distribution as soon as legally and administratively practicable following the earliest to occur of the Participant’s (A) Separation From Service, (B) Disability, or (C) death. The Participant’s election (or deemed election) will continue to apply for succeeding years unless and until the election is modified pursuant to Section 4.1(b) below. Any such modification will apply prospectively only and will not apply to Deferral or Matching Contributions previously credited under the Program (or any earnings thereon).
6.Article 5 of the Plan is hereby amended in its entirety as follows:

ARTICLE 5
ACCOUNT STATEMENTS
At least once a year within 60 days after the end of each Plan Year, a statement will be sent to each Participant listing his or her Account Balance for each Program as of the last day of the Plan Year. The statement will also include the Deferral Contributions made by the Participant to each Program for the Plan Year, along with any Matching Contributions and Nonelective Contributions, if any, credited to the Participant’s Account Balances and the investment gains or losses (including reinvested dividends) credited during the Plan Year. Such information will be reflected on a payroll by payroll basis.
7.The following is added to the end of Section 4.1 of the Questar Corporation Deferred Compensation Program:

For example, a Participant making a Deferral Contribution of $1,000 to this Program would be entitled to a Matching Contribution of $60 regardless of such Participant’s Compensation.
8.Section 1.2 of the Questar Corporation 401(k) Supplemental Program is hereby amended in its entirety as follows:

1.2    Purpose. The purpose of this supplemental Program is to provide a benefit to an Employee approximately equal to the benefit he or she would have received under the Investment Plan if the Compensation Limit, Annual Additions Limit, and other contribution or deduction limitation applicable to tax-qualified retirement plans were inapplicable.
9.Article 4 of the Questar Corporation 401(k) Supplemental Program is hereby amended in its entirety as follows:

ARTICLE 4
EMPLOYER CONTRIBUTIONS
4.1    Matching Contributions. A Participant who makes Deferral Contributions to this Program for a Plan Year will be entitled to a Matching Contribution for such Plan Year in an amount determined on the same basis as matching contributions are determined for the Investment Plan, except that such Matching Contribution will be based solely on Compensation in excess of the Compensation Limit and that such Matching Contribution will disregard the Annual Additions Limit and any other contribution or deduction limitation applicable to tax-qualified retirement plans.
4.2    Nonelective Contributions. A Participant may be entitled to a Nonelective Contribution for a Plan Year under the Plan to the extent such Participant is entitled to a nonelective contribution under the Investment Plan in an amount determined on the same basis as nonelective contributions are determined for the Investment Plan, except that such Nonelective Contribution will be based solely on

Compensation in excess of the Compensation Limit and that such Nonelective Contribution will disregard the Annual Additions Limit and any other contribution or deduction limitation applicable to tax-qualified retirement plans.
4.3    Vesting. A Participant will be vested in the portion of his or her Account attributable to Matching Contributions and Nonelective Contributions to the same extent as such Participant is vested under the Investment Plan in any matching contributions and nonelective contributions, accordingly.
10.Section 5.1 of the Questar Corporation 401(k) Supplemental Program is hereby amended in its entirety as follows

5.1    Accounts. The Committee will establish an Account and sub-accounts for each Participant as are necessary for the proper administration of this 401(k) Supplemental Program. Such Accounts will reflect any Deferral Contributions, Matching Contributions, and Nonelective Contributions made by or on behalf of the Participant, together with any adjustments for income, gain or loss and any payments from the Account as provided herein. Deferral Contributions and related Matching Contributions will be credited to the Participant’s Account as soon as administratively practicable after the Deferral Contributions would have otherwise been paid to the Participant. Nonelective Contributions will be contributed as soon as administratively practicable after corresponding nonelective contributions have been made to the Investment Plan.
11.Terms and Conditions of Plan. Except for the above amendment, all terms and conditions of the Plan are unamended and will remain in full force and effect.

12.Execution. This Third Amendment has been executed on this     day of_________, 2014.

Questar Corporation

By: